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                             SOUTHERN UNION COMPANY
                            (a Delaware corporation)

                                 Debt Securities





                               PURCHASE AGREEMENT



Dated:     ___________________________________






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                             SOUTHERN UNION COMPANY
                            (a Delaware corporation)

                                 Debt Securities

                               PURCHASE AGREEMENT


                                                        New York, New York

                                                        __________________, 19__


MERRILL LYNCH & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
SMITH BARNEY SHEARSON INC.
  As Representatives of the Several Underwriters
c/o Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201


Dear Ladies and Gentlemen:

          From time to time, Southern Union Company, a Delaware corporation (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the Underwriters (as hereinafter defined) certain of its debt securities specified in Schedule II to the applicable Pricing Agreement (with respect to such Pricing Agreement, the "Offered Securities") on the terms and conditions stated herein and in such Pricing Agreement. The Offered Securities will be issued pursuant to an indenture dated as of _________________________________ (the "Indenture")
between the

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                                        2



Company and The Chase Manhattan Bank (National Association), trustee (the "Trustee"). As used herein, unless the context otherwise requires, the term "Underwriters" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Smith Barney Shearson Inc. ("Smith Barney") and such other firm or firms as may be named as Underwriter or Underwriters in Schedule I to the applicable Pricing Agreement and the term "you" shall mean the Underwriters, if no underwriting syndicate is purchasing the Offered Securities, or Merrill Lynch and Smith Barney, as representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Securities, as indicated in
Schedule I to the applicable Pricing Agreement.

          The principal terms of the Offered Securities, including, without limitation, the aggregate principal amount of the Offered Securities, the initial public offering price of such Offered Securities, the purchase price to the Underwriters of such Offered Securities, the names of the Underwriters of such Offered Securities, the principal amount of such Offered Securities to be purchased by the Underwriters, whether any of such Offered Securities shall be covered by Delayed Delivery Contracts (as defined in Section 2 hereof) and the commission payable to you with respect thereto, along with the date, time and manner of delivery of such Offered Securities and payment therefor shall be agreed upon by the Company and you and such agreement shall be set forth in the applicable Pricing Agreement. Notwithstanding anything contained herein to the contrary, the obligation of the Company to issue and sell any of the Offered Securities and each Underwriter's obligation to purchase any of the Offered Securities shall be evidenced solely by the applicable Pricing Agreement. The applicable Pricing Agreement shall also specify (to the extent not set forth in the Registration Statement (as hereinafter defined) and the Prospectus (as hereinafter defined) included therein and the Indenture) the terms of the Offered Securities. From and after the date of the execution and delivery of the applicable Pricing Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the applicable Pricing Agreement and the Schedules thereto.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 33-51461), including a prospectus, relating to certain of its debt securities (including the Offered Securities) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such

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registration statement has been declared effective by the Commission.  As provided in Section 3(a), a prospectus supplement reflecting the terms of the Offered Securities, the terms of the offering thereof and the other matters set forth therein will be prepared and filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement".
Such registration statement, including the exhibits thereto and the documents incorporated by reference therein, as amended at the time of execution of the applicable Pricing Agreement, is herein called the "Registration Statement", and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein.

          Section 1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to and agrees with each Underwriter that:

          (i) On the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"), the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof, at the time of execution of the applicable Pricing Agreement and at the Closing Time (as defined below), the Registration Statement, and any amendments

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     thereof, and the Prospectus,and any amendments thereof and supplements thereto, comply and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations and none of such documents includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter, directly or through you, expressly for use in the Registration Statement or the Prospectus. At the Closing Time, the Designated Indenture (as defined below) will comply in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

         (ii) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, do not and will not, on the date hereof, at the time of execution of the applicable Pricing Agreement and at the Closing Time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (iii) Coopers & Lybrand, who have reported upon the audited financial statements and schedules included and incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (iv) This Agreement has been and, at the Closing Time, each applicable Pricing Agreement will have been, duly authorized, executed and delivered by the Company.

          (v) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly (a) the consolidated financial position of the (1) Missouri Business (as defined in the Registration Statement) and (2) the Company and its subsidiaries, in each case, as of the dates indicated and

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     (b) the consolidated results of operations and the consolidated cash flows of (1) the Missouri Business and (2) the Company and its subsidiaries, in each such case, for the periods specified, subject, in the case of unaudited financial statements, to normal year-end adjustments which shall not be materially adverse to the business or financial condition or the earnings of (1) the Missouri Business or (2) the Company and its subsidiaries considered as one enterprise, as the case may be. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement. The Prospectus contains all pro forma financial statements and other pro forma financial information required to be included therein and such information presents fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

         (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

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        (vii)  The Company's only active subsidiaries are Southern Union
     Econofuel Company, Southern Transmission Company, Lavaca Realty Company, Mercado Gas Services Inc., Western Gas Interstate Company, Southern Union Energy Products and Services Company and Southern Union Energy International, Inc. (collectively, the "Subsidiaries"). In addition, the Company holds a 50% equity interest in Natural Gas Vehicle Technology Centers L.L.P. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

       (viii) The Indenture, each supplement thereto, if any, to the date hereof and the supplement thereto or board resolution and officers' certificate setting forth the terms of the Offered Securities (the Indenture, as so supplemented by such supplement or supplements or board resolution and officers' certificate, being herein referred to as the "Designated Indenture"), have been duly authorized by the Company. The Indenture as executed is or will be substantially in the form filed as an exhibit to the Registration Statement. The Designated Indenture, when duly executed and delivered (to the extent required by the Indenture) by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent

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                                        7



     transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Designated Indenture conforms to the description thereof in the Prospectus.

         (ix) The Offered Securities have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Designated Indenture and sold and paid for as provided herein and in any applicable Pricing Agreement or in any Delayed Delivery Contracts (as defined below), the Offered Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Designated Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Offered Securities conform to the description thereof in the Prospectus.

          (x) In the event that any of the Offered Securities are purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized by the Company and, when executed and delivered on behalf of the Company and duly authorized, executed and delivered on behalf of the purchaser thereunder, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

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                                        8



         (xi) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

        (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise.

       (xiii) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement, each applicable Pricing Agreement, the Designated Indenture and any Delayed Delivery Contracts, the issuance and delivery of the Offered Securities, the consummation by the Company of the transactions contemplated herein and in the Registration Statement and compliance by the Company with the terms of this Agreement, each applicable Pricing Agreement, the Designated Indenture and any Delayed Delivery Contracts, have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or

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                                        9



     assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties.

        (xiv) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1939 Act, and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Offered Securities or for the execution, delivery or performance of the Designated Indenture by the Company, except those authorizations, approvals, consents or licenses described in the Prospectus and which have been received, granted or waived prior to the sale and delivery of the Offered Securities.

         (xv) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Prospectus or that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement or any applicable Pricing

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                                       10



     Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Company or any Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

        (xvi) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

       (xvii) The Company and the Subsidiaries each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

     (xviii) The Company and the Subsidiaries each owns, possesses or has obtained all material licenses, franchises, permits, certificates, consents, orders, approvals and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, franchises, permits, certificates, consents, orders, approvals or authorizations.

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                                       11



        (xix) The Company and the Subsidiaries each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

         (xx) To the best knowledge of the Company, no labor problem exists with its employees or with employees of the Subsidiaries or is imminent that could adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries' principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

        (xxi) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Offered Securities.

       (xxii) Except as disclosed in the Registration Statement and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries, and (D) there are no circumstances with respect to any property or operations

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                                       12



     of the Company or the Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claimagainst the Company or the Subsidiaries.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

      (xxiii) The Company through its operating divisions Southern Union Gas and Missouri Gas Energy (assuming the completion of the Missouri Acquisition, as defined in the Prospectus) provides gas distribution utility services which are subject to regulation by the Oklahoma Corporation Commission, the Railroad Commission of the State of Texas, the Missouri Public Service Commission, and with respect to rates and certain other matters, by various municipalities served by the Company. The Company is also subject to regulation by the Federal Department of Transportation with respect to pipeline safety. The Company's operations are not subject to regulation by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended ("PUCHA"). Except with respect to the transportation of gas on a no-fee exchange basis which is the subject of a limited jurisdiction certificate granted on January __, 1994 (Docket No. CP93-750-000) and the operation of the Company's subsidiary, Western Gas Interstate Company, the Company's operations are not subject to the jurisdiction of the Federal Energy Regulatory Commission, the Federal Energy Administration, or, except as set forth above, any other regulatory authority having jurisdiction over utilities or utility related matters.

       (xxiv) The Company and the Subsidiaries have filed all material federal, state and local tax returns and otherreports which have been required to be filed and have

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                                       13



     paid all taxes and fees indicated by said returns and reports and franchise reports and all assessments received by them or any of them to the extent that such taxes and/or fees have become due, except where being contested in good faith and for which the Company has established adequate reserves.

          (b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          Section 2. PURCHASE AND SALE. (a) On the basis of the representations and warranties contained herein and in the applicable Pricing Agreement, and subject to the terms and conditions set forth herein and in the applicable Pricing Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in the applicable Pricing Agreement, the principal amount of Offered Securities set forth opposite the name of such Underwriter in Schedule I thereto.

          (b) Payment of the purchase price for, and delivery of, the Offered Securities shall be made at the date, time and location specified in the applicable Pricing Agreement, or at such other date, time or location as shall be agreed upon by the Company and you, or as shall otherwise be provided in
Section 10 (such date and time of payment and delivery with respect to such Pricing Agreement being herein called the "Closing Time"). Unless otherwise specified in the applicable Pricing Agreement, payment shall be made to the Company by you hereunder by certified or official bank check or checks in New York Clearing House funds payable to the order of the Company, against delivery to you for the respective accounts of the several Underwriters of the Offered Securities. Such Offered Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two full business days before the Closing Time. Such Offered Securities, which may be in temporary form, will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time.

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                                       14



          (c) If specified in the applicable Pricing Agreement, the Underwriters may solicit offers to purchase Offered Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Annex II with such changes therein as the Company
may approve.   Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At the Closing Time, the Company will enter into Delayed Delivery Contracts (for the minimum principal amount of Offered Securities per Delayed Delivery Contract specified in the applicable Pricing Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Offered Securities less than or greater than the minimum and maximum aggregate principal amounts specified in the applicable Pricing Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

          (d) You are to submit to the Company, at least three business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company enter into Delayed Delivery Contracts, the principal amount of Offered Securities to be purchased by each of them and the date of delivery thereof, and the Company will advise you, at least two business days prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Offered Securities to be covered by each such Delayed Delivery Contract.

          (e) As compensation for arranging Delayed Delivery Contracts, the Company will pay (by certified or official bank check in New York Clearing House funds) to you at the Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Offered Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the applicable Pricing Agreement or the amount of such fee may be deducted from the check delivered pursuant to Section 2(b).

          (f) The principal amount of Offered Securities agreed to be purchased by each Underwriter shall be reduced by the principal amount of Offered Securities covered by Delayed Delivery Contracts, as to such Underwriter as set forth in a notice delivered by you to the Company; PROVIDED, HOWEVER, that the total principal amount of Offered Securities to be purchased by all Underwriters shall be the

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                                       15



principal amount of Offered Securities covered by this Agreement, less the principal amount of Offered Securities covered by all Delayed Delivery Contracts.

          Section 3. CERTAIN COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

          (a) If reasonably requested by you in connection with the offering of the Offered Securities, the Company will prepare a preliminary prospectus supplement containing such information as you and the Company deem appropriate, and, immediately following the execution of the applicable Pricing Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount of the Offered Securities and their terms not otherwise specified in the Indenture, the name of each Underwriter participating in the offering and the principal amount of the Offered Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you shall reasonably request.

          (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

          (c) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will, subject to Section 3(d), file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

          (d) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will inform you of its intention to file any amendment to the Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; will furnish you with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document in a form to which you or your counsel shall reasonably object.

          (e) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (f) The Company has furnished or will furnish to you as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement became effective, copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities) and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to you, for each of the Underwriters, one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

          (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Offered Securities for investment under the laws of such jurisdictions as you may request.

          (h) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering (i) a period of 12 months beginning after the effective date of the Registration Statement and covering a period of 12 months beginning after the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such respective effective dates and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

          (i) If and to the extent specified in the applicable Pricing Agreement, the Company will use its best efforts to cause the Offered Securities to be duly authorized for listing on the American Stock Exchange and to be registered under the 1934 Act.

          (j) For a period of five years after the Closing Time, the Company will furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

          (k) Between the date of the applicable Pricing Agreement and the Closing Time or such other date as may be specified in such Pricing Agreement, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any debt securities issued or guaranteed by the Company with a maturity of more than one year in any public offering (other than the Offered Securities). This limitation is not applicable to the public offering of tax exempt securities guaranteed by the Company or to such other public offering of long-term debt as may be specified in Schedule II.

          (l) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

          Section 4. PAYMENT OF EXPENSES. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus supplements and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, the Designated Indenture, the Offered Securities, any Pricing Agreement, any Delayed Delivery Contracts, the Blue Sky Survey and the Legal Investment Survey, (c) the delivery of the Offered Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Offered Securities under the applicable securities laws in accordance with Section 3(g) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and the Legal Investment Survey, (f) any fees charged by rating agencies for rating the Offered Securities, (g) any listing fees and expenses incurred in connection with listing the Offered Securities on the American Stock Exchange and (h) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Designated Indenture and the Offered Securities.

          If this Agreement is terminated by you in accordance with the provisions of Section 5 or 9(a)(i), the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

          Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. Except as otherwise provided in the Pricing Agreement, the obligations of the Underwriters to purchase and pay for the Offered Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters.

          (b) At the Closing Time, you shall have received a signed opinion of Fleischman and Walsh, counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

              (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

             (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

            (iii) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

             (iv) Each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

              (v) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

             (vi) All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; all of such shares are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; no holder thereof is subject to personal liability by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of the Subsidiaries.

            (vii) The Designated Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (viii) The Offered Securities have been duly authorized by the Company and, assuming that the Offered Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the

          Offered Securities), the Offered Securities have been duly executed, issued and delivered by the Company and constitute or, in the case of Offered Securities, if any, to be delivered pursuant to Delayed Delivery Contracts, when duly executed and authenticated as provided in the Designated Indenture and issued, delivered and paid for in accordance with such Delayed Delivery Contracts, will constitute, valid and binding obligations of the Company entitled to the benefits of the Designated Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

             (ix) In the event that any of the Offered Securities are to be purchased pursuant to Delayed Delivery Contracts, each Delayed Delivery Contract that has been executed by the Company has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the purchaser thereunder, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (x) The Designated Indenture has been duly qualified under the 1939 Act.

             (xi) The Offered Securities and the Designated Indenture conform in all material respects as to legal matters to the descriptions thereof in the Prospectus.

            (xii) This Agreement and each applicable Pricing Agreement has been duly authorized, executed and delivered by the Company.

           (xiii) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign, or regulatory authority (other than under the 1933 Act, the 1939 Act, and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Offered Securities.

            (xiv) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

             (xv) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate and fairly summarize the information required to be shown.

            (xvi) The statements made in the Prospectus under "Business -- Regulation", to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

           (xvii) To the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

           (xiii) The execution and delivery by the Company of this Agreement, each applicable Pricing Agreement, the Designated Indenture and any Delayed Delivery Contracts, the issuance and delivery of the Offered Securities, the consummation by the Company of the transactions contemplated herein and in the Registration Statement and compliance by the Company with the terms of this Agreement, each applicable Pricing Agreement and the Designated Indenture do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel, to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties.

            (xix) The Registration Statement became effective under the 1933 Act and, to the best of such counsel's knowledge, the Registration Statement is still effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act.

             (xx) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and the Designated Indenture and the Statement of Eligibility of the Trustee on Form T-1 filed with the Commission as part of the Registration Statement appear on their face to have been appropriately responsive in all material respects to the requirements of the 1939 Act and the 1939 Act Regulations.

            (xxi) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

           (xxii) The Company is not a "holding company" or an "affiliate" or "subsidiary company" of a "registered holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (xxiii) The Company and the Subsidiaries each owns, possesses or has obtained all material licenses, franchises, permits, certificates, consents, orders, approvals and other authorizations issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary both to own or lease, as the case may be, and to operate its properties and to carry on its business as described in the Registration Statement, and such licenses, franchises, permits, certificates, consents, orders, approvals and other authorizations are in full force and effect.

           (xxiv) Such counsel have participated in the preparation of the Registration Statement and the Prospectus and are familiar with or have participated in the preparation of the documents incorporated by reference therein and, although such counsel does not undertake to determine independently or pass on or assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as set forth in paragraphs (xi) and (xv)), no facts have come to the attention of such counsel to lead them to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need express no opinion), on the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of any annual report on Form 10-K after the filing of the Registration Statement or on the date of any applicable Pricing Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus Supplement was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Offered Securities hereunder as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the District of Columbia, the federal law of the United States and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. In rendering the opinions required by paragraphs (vii), (viii) and (ix), such counsel may assume that the laws of the State of New York are in effect substantially identical to the laws of the District of Columbia with respect to the matters covered by such opinions. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

          (c) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that the opinion delivered pursuant to Section 5(b) appears on its face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Offered Securities, this Agreement, any applicable Pricing Agreement, the Designated Indenture, the Registration Statement, the Prospectus, the documents incorporated by reference and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

          (d) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed and satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in
     Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or a Vice President, and the Treasurer or Controller, of the Company, dated as of the Closing Time, to such effect.

          (e) At the time of execution of the applicable Pricing Agreement, you shall have received the letters specified in Sections A(1) and B(1) of Annex III hereto and, at the Closing Time, you shall have received the letters specified in Sections A(2) and B(2) of Annex III hereto.

          (f) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, including the Offered Securities, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

          (g) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and to counsel for the Underwriters.

          (h) If the Offered Securities are to be listed pursuant to the applicable Pricing Agreement, the Offered Securities shall have been duly authorized for listing by the American Stock Exchange subject only to official notice of issuance thereof and notice of a satisfactory distribution of the Offered Securities.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement and any applicable Pricing Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          Section 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto); and PROVIDED FURTHER, HOWEVER, that this indemnity, as to any preliminary prospectus supplement, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any loss, claim, damage, liability or litigation arising from the sale of Offered Securities to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be supplemented or amended, to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such preliminary prospectus supplement was corrected in the Prospectus, unless such failure resulted from noncompliance by the Company with
Section 3(a).

          Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount hereunder with respect to the offering of the Offered Securities bears to the initial public offering price of the Offered Securities, and the Company is responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any person who controls the Company or any Underwriter within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Offered Securities.

          Section 9. TERMINATION OF AGREEMENT. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities or (iii) if trading in any securities of the Company has been suspended by the Commission or the National Association of Securities Dealers, Inc., or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or
(iv) if a banking moratorium has been declared by either federal, New York or Texas authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

           Section 10. DEFAULT. If one or more of the Underwriters shall fail at the Closing Time to purchase the Offered Securities that it or they are obligated to purchase (the "Defaulted Offered Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Offered Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Offered Securities does not exceed 10% of the aggregate principal amount of the Offered Securities to be purchased, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Offered Securities exceeds 10% of the aggregate principal amount of the Offered Securities to be purchased, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

          Section 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed as set forth in the applicable Pricing Agreement. Notices to the Company shall be directed to it at Southern Union Company, 504 Lavaca Street, Eighth Floor, Austin, Texas 78701, attention of Ronald J. Endres, Senior Vice President - Finance and Administration and Dennis K. Morgan, Vice President - Legal and Secretary with a copy to Fleischman and Walsh, 1400 Sixteenth Street, N.W., Suite 600, Washington, DC 20036, Attention: Stephen A. Bouchard.

          Section 12. PARTIES. This Agreement and any applicable Pricing Agreement are made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person who controls the Company or any of the Underwriters within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any Underwriter of the Offered Securities. If there are two or more Underwriters, all of their obligations hereunder are several and not joint.

          Section 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT
AND ANY APPLICABLE PRICING AGREEMENT SHALL BE GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO
NEW YORK CITY TIME.

          Section 14. COUNTERPARTS. This Agreement and any applicable Pricing Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                        --------------------------------

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

                                        Very truly yours,


                                        SOUTHERN UNION COMPANY


                                        By__________________________________
                                           Name:
                                           Title:




Confirmed and accepted as of
  the date first above written:


MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
SMITH BARNEY SHEARSON INC.

By:  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated

    By ___________________________________________
      Name:
      Title:

    For itself, Smith Barney Shearson Inc. and as Representative of the other Underwriters listed in Schedule I to the applicable
    Pricing Agreement

                                                                         ANNEX I



                                PRICING AGREEMENT


MERRILL LYNCH & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
SMITH BARNEY SHEARSON INC.
  As Representatives of the Several Underwriters
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-7201


                                             _____________________________, 1994


Dear Sirs:

          Southern Union Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Purchase Agreement, dated ________________________ (the "Purchase Agreement"), between the Company on the one hand and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Smith Barney Shearson Inc. ("Smith Barney") on the other hand, to issue and sell to Merrill Lynch, Smith Barney and the Underwriters named in Schedule I hereto (collectively, the "Underwriters")[, for whom Merrill Lynch and Smith Barney are acting as representatives] the Securities specified in Schedule II hereto (the "Offered Securities"). The Offered Securities will be issued pursuant to an Indenture dated as of _____________________________, 1994 (the "Indenture") between the
Company and The Chase Manhattan Bank (National Association), as Trustee. Each of the provisions of the Purchase Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Effective Time (as defined in the Purchase Agreement) and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.
Your address referred to in such Section 11 are set forth at the end of Schedule II hereto.

          The Registration Statement has been declared effective by the Commission. An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Offered Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Purchase Agreement incorporated herein by reference, and on the basis of the representations and warranties contained herein and therein, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Offered Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Purchase Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                        Very truly yours,

                                        Southern Union Company


                                        By:___________________________________
                                           Name:
                                           Title:

Confirmed and Accepted as of
  the date first above written:


MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
SMITH BARNEY SHEARSON INC.


By:  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated


     By: ____________________________________
         Name:
         Title:


     For itself, Smith Barney Shearson Inc.
     and as Representative of the
     other Underwriters listed in
     Schedule I hereto

                                                            Schedule I
                                                                to
                                                              Pricing
                                                             Agreement
                                                     Dated____________________

                                                             Principal
                                                             Amount of
                                                              Offered
                                                            Securities
                                                               to be
                      Underwriter                           Purchased
                      -----------                           ----------

     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated . . . . . . . . . . . .
     Smith Barney Shearson Inc. . . . . . . . . . . .

                                                            ----------

                                     Total . . . . . .      ----------
                                                            ----------

                                                            SCHEDULE II
                                                                to
                                                              Pricing
                                                             Agreement
                                                     Dated____________________

                             SOUTHERN UNION COMPANY

                              [Title of Securities]


Principal amount to be issued:  $

Current ratings:

Interest rate:                , payable:

Date of maturity:

Redemption provisions:

Sinking fund requirements:

Initial public offering price:    % of the principal amount
    plus accrued interest[, or amortized original issue
    discount, if any,] from   .

Purchase price:   % of the principal amount plus accrued
    interest[, or amortized of original issue discount, if
    any,] from                (payable in next day
    funds).

Closing date, time and location:

Delayed delivery contracts:  [Authorized] [Not authorized]

    [Delivery date:

    Minimum principal amount per contract:

    Minimum aggregate principal amount:

    Maximum aggregate principal amount:

    Fee:        %]

Listing requirement:  [American Stock Exchange]

Other terms and conditions:

    [Additional exceptions referred to in Section 3(k)]

                                                             ANNEX II
                                                                to
                                                        Purchase Agreement
                                                     Dated____________________



                             SOUTHERN UNION COMPANY

                                 Debt Securities

                            DELAYED DELIVERY CONTRACT
                            -------------------------

Southern Union Company
504 Lavaca Street
Eighth Floor
Austin, Texas  78701

Dear Ladies and Gentlemen:

          The undersigned hereby agrees to purchase from Southern Union Company, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned on ___________________, 19__ (the "Delivery Date"),
______________________   principal amount of the Company's [Title of Offered
Securities] (the "Offered Securities"), offered by the Company's Prospectus dated ___________________, 19__, as supplemented by its Prospectus Supplement dated ___________________, 19__, receipt of which is hereby acknowledged, at a purchase price of _____% of the principal amount thereof, plus interest accrued on the amount thereof, principal amount at the rate borne by the Offered Securities from ___________________, 19__ to the Delivery Date, and on the further terms and conditions set forth in this contract.

          Payment for the Offered Securities shall be made to the Company or its order by certified or official bank check in New York Clearing House funds, at the offices of _________________________________________________________, at
________A.M., New York City time, on the Delivery Date (or in such other funds and/or at such other place as the Company and the undersigned may agree upon in writing), upon delivery of the Offered Securities to the undersigned, in such authorized denominations and registered in such names as the undersigned may request in writing addressed to the Company not less than five business days prior to the Delivery Date.

          The obligation of the undersigned to take delivery of and make payment for the Offered Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of the Offered Securities by the undersigned shall not, on the Delivery Date, be prohibited under the laws of any jurisdiction to which the undersigned is subject and that govern such investment, and (2) the Company, on or before ___________________, 19__, shall have sold to the Underwriters of the Offered Securities (the "Underwriters") such principal amount of the Offered Securities as is to be sold to them pursuant to the Underwriting Agreement dated the date hereof between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for the Offered Securities shall not be affected by the failure of any Underwriter or other purchaser to take delivery of and make payment for the Offered Securities pursuant to other contracts similar to this contract.

          Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned, at its address set forth below, a notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

          By the execution hereof, the undersigned represents and warrants to the Company that (1) its investment in the Offered Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and that govern such investment, (2) all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Offered Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase and (3) upon the acceptance by the Company and the mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of the Offered Securities in excess of $_______________ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

          This contract shall be governed by the laws of the State of New York.


                                             Yours very truly,



                                             . . . . . . . . . . . . . . . .

                                                   (Name of Purchaser)



                                             By  . . . . . . . . . . . .
                                                                 Title


                                             . . . . . . . . . . . . . . . .


                                             . . . . . . . . . . . . . . . .

                                                        (Address)

Accepted as of the date first above written:


Southern Union Company



    By . . . . . . . . . . .


                 PURCHASER - PLEASE COMPLETE AT TIME OF SIGNING

          The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)


                                                   Telephone No.
Name                                          (including Area Code)
- ----                                          ---------------------

                                                             ANNEX III
                                                                 to
                                                        Purchase Agreement
                                                     Dated____________________


            MATTERS TO BE COVERED BY LETTER OR LETTERS OF INDEPENDENT
                               PUBLIC ACCOUNTANTS



     A. (1) At the time that any applicable Pricing Agreement is executed and delivered by the Company, you shall have received from Coopers & Lybrand a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that:

               (a) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

               (b) In their opinion, the audited consolidated financial statements and the related financial statement schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the published 1934 Act Regulations with respect to annual reports on Form 10-K.

               (c) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of:

                    (i) a reading of the minutes of all meetings of the shareholders and Board of Directors of the Company and its subsidiaries and the director committees of the Company's Board of Directors from the date of the latest audited consolidated financial statements of the Company and its subsidiaries;

                   (ii) a reading of the latest available unaudited condensed consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus;

                  (iii) inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to (A) whether the unaudited condensed consolidated financial statements referred to in (ii) above comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published 1934 Act Regulations applicable to unaudited interim financial statements included in quarterly reports on Form 10-Q and (B) whether such unaudited condensed consolidated financial statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements referred to above; and

                   (iv) a review in accordance with standards established by the American Institute of Certified Public Accountants with respect to interim financial information as described in SAS No. 71, INTERIM FINANCIAL INFORMATION, performed at the request of the Company; and

          all such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) the unaudited condensed consolidated financial statements for the interim periods included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations applicable to unaudited interim financial statements included in quarterly reports on Form 10-Q, or that such unaudited condensed consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of audited consolidated financial statements included in the Registration Statement;

               (B) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or shareholders' equity of the Company and its subsidiaries or any decrease in the total assets of the Company and its subsidiaries or any increase in the long-term debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred; or

               (C) for the period from the end of the interim period to a specified date not more than five days prior to the date of such letter, there was any decrease in net sales, earnings from operations or net earnings (1) from the amounts shown in the latest income statement included or incorporated by reference in the Registration Statement or (2) in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred.

          (d) based upon the procedures set forth in clause (c) above and a reading of the fiscal 1990, 1991 and 1992 Selected Consolidated Financial Data included in the Prospectus and a reading of the financial statements, from which such data were derived, nothing has come to their attention that gives them reason to believe that such Selected Consolidated Financial Data included in the Prospectus is not fairly stated in relation to the financial statements from which it was derived;

          (e) they are unable to and do not express any opinion on the Pro Forma Condensed Balance Sheets or the Pro Forma Condensed Statements of Operations (the "Pro Forma Statements") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in such statements; however, for purposes of such letter they have:

                    (i)  read the Pro Forma Statements;

                   (ii) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                  (iii) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and

     on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Statements included in the Registration Statement do not comply in form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that statement; and

          (f) in addition to their examinations, inspections, inquiries and other procedures referred to above, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting and financial records of the Company and its subsidiaries.

     (2) At the Closing Time, you shall have received from Coopers & Lybrand a letter, in form and substance satisfactory to you and dated as of the Closing Time to the effect that they reaffirm the statements made in the letter furnished to you in accordance with paragraph A(1) of this Annex III, except that the specified date shall be a date not more than five days prior to Closing Time.

B. (1) At the time that any applicable Pricing Agreement is executed by the Company, you shall have received from Coopers & Lybrand a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that:

          (a) They are independent accountants with respect to the Missouri Business within the meaning of the 1933 Act and the applicable published 1933 Act regulations.

          (b) In their opinion, the audited consolidated financial statements and the related financial statements schedules of the Missouri Business included or incorporated by reference the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published 1933 Act Regulations with respect to registration statements on Form S-3 and 1934 Act and the published 1934 Act Regulations with respect to annual reports on Form 10-K.

          (c) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of:

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                                       -6-




                   (i) a reading of the latest available unaudited condensed consolidated financial statements of the Missouri Business included or incorporated by reference in the Registration Statement and the Prospectus; and

                  (ii) inquiries of certain officials of the Missouri Business who have responsibility for financial and accounting matters as to (A) whether the unaudited condensed consolidated financial statements referred to in (i) above comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published 1934 Act Regulations applicable to unaudited interim financial statements included in quarterly reports on Form 10-Q and (B) whether such unaudited condensed consolidated financial statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements referred to above;

                   (iii) a review in accordance with standards by the American Institute of Certified Public Accountants with respect to interim financial information as described in SAS No. 71, INTERIM FINANCIAL INFORMATION, performed at the request of the Company; and

     all such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements for the interim periods included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations applicable to unaudited interim financial statements included in quarterly reports on Form 10-Q, or that such unaudited condensed consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of audited consolidated financial statements included in the Registration Statement;

          (d) Based upon the procedures set forth in clause (c) above and a reading of the Selected Financial Date of the Missouri Business included in the Registration Statement, nothing has come to their attention that gives them reason to believe that the Selected Financial Data of the Missouri Business included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933

     Act Regulations or that the information set forth therein is not fairly stated in relation to the financial statements from which it was derived.

          (e) In addition to their examinations, inspections, inquiries and other procedures referred to above, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information of the Missouri Business appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting and financial records of the Missouri Business.

     (2) At the Closing Time, you shall have received from Coopers & Lybrand a letter, in form and substance satisfactory to you and dated as of the Closing Time to the effect that they reaffirm the statements made in the letter furnished to you in accordance with paragraph B(1) of this Annex III, except that the specified date shall be a date not more than five days prior to Closing Time.